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                                                                     EXHIBIT 5.1

HARNEYS
British Virgin Islands and Anguillan lawyers

Associated offices                                  Harney Westwood & Riegels
                                                    Craigmuir Chambers
                                                    PO Box 71
London                                              Road Town, Tortola
Tel: +44 (0) 20 7440 8790                           British Virgin Islands
Fax: +44 (0) 20 7440 8791                           Tel: +1 284 494 2233
                                                    Fax: +1 284 494 3547
Anguilla                                            www.harneys.com
Tel: +1 264 498 5000
Fax: +1 264 498 5001
                                                    Your Ref


                                                    Our Ref  011644.0021-JRW-TEF
25 June 2004

UTi Worldwide Inc.
c/o UTi Services, Inc.
19443 Laurel Park Road
Suite 111
Rancho Dominguez, CA 90220
U.S.A.

Dear Sirs

REGISTRATION STATEMENT ON FORM S-8 TO BE FILED BY UTI WORLDWIDE INC. RELATING TO THE UTI WORLDWIDE INC. 2004 LONG-TERM INCENTIVE PLAN, AS AMENDED (THE "PLAN")

We are British Virgin Islands counsel to UTi Worldwide Inc., a British Virgin Islands company (the "COMPANY") in connection with the preparation, execution and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, relating to the registration of 2,000,000 Ordinary Shares, no par value, of the Company (the "SHARES") which may be issued pursuant to Awards (as defined in the Plan) granted under the Plan.

For the purposes of this opinion, we have examined a copy of the Memorandum and Articles of Association of the Company and an electronic copy of an Officer's Certificate dated 23 June 2004 issued by Lawrence R. Samuels, Senior Vice President-Finance, Chief Financial Officer and Secretary of the Company, together with the attachments annexed thereto (which include, without limitation, a copy of the Plan).

For the purposes of this opinion we have assumed the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies or extracts submitted to us and that all representations of fact expressed in or implied by the documents are accurate.

On the basis of the foregoing, we are of the opinion that any newly issued Shares issued by the Company in accordance with the current terms of the Plan will be duly authorised, validly issued, fully paid and non-assessable.


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This legal opinion is confined to and given on the basis of the laws of the
British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Plan.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

HARNEY WESTWOOD & RIEGELS


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